Exhibit 21.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES OF

PHOENIX TREE HOLDINGS LIMITED

Subsidiaries	Jurisdiction of Incorporation
Phoenix Tree HK Holdings Limited	Hong Kong
Xiaofangjian (Shanghai) Internet Information Technology Co., Ltd.* 小房间（上海）网络信息技术有限公司	PRC
Qing Wutong Co., Ltd.* 青梧桐有限责任公司	PRC
Bao Wutong (Beijing) Technology Co., Ltd.* 宝梧桐（北京）科技有限公司	PRC
Beijing Lianjie Shenghuo Information Technology Co., Ltd.* 北京连接生活信息科技有限公司	PRC
Beijing Mihua Youpin Information Technology Co., Ltd.* 北京米花优品信息科技有限公司	PRC
Beijing Menglifang Decoration Engineering Co., Ltd.* 北京梦立方装饰装修工程有限公司	PRC
Beijing Baijia Commerce Co., Ltd.* 北京百家修商贸有限公司	PRC
Zi Wutong (Tianjing) Apartment Management Co., Ltd.* 紫梧桐（天津）公寓管理有限公司	PRC
Danke (Guangzhou) Apartment Management Co., Ltd.* 蛋壳（广州）公寓管理有限公司	PRC
Nanjing Zi Wutong Apartment Management Co., Ltd.* 南京紫梧桐公寓管理有限公司	PRC
Danke (Wahan) Apartment Management Co., Ltd.* 蛋壳（武汉）公寓管理有限公司	PRC
Danke (Chengdu) Apartment Management Co., Ltd.* 蛋壳（成都）公寓管理有限公司	PRC
Zi Wutong (Xi’an) Apartment Management Co., Ltd.* 紫梧桐（西安）公寓管理有限公司	PRC
Danke (Chongqing) Apartment Management Co., Ltd.* 蛋壳（重庆）公寓管理有限公司	PRC
Danke (Wuxi) Apartment Management Co., Ltd.* 蛋壳（无锡）公寓管理有限公司	PRC
Beijing Danke Apartment Property Management Co., Ltd.* 北京蛋壳公寓物业管理有限公司	PRC
Lan Wutong (Beijing) Apartment Co., Ltd.* 蓝梧桐（北京）公寓管理有限公司	PRC
Cheng Wutong (Shanghai) Apartment Management Co., Ltd.* 橙梧桐（上海）公寓管理有限公司	PRC
Xi’an Daoyi Tongxiang Enterprise Management Consulting Co., Ltd* 西安道义通祥企业管理咨询有限公司	PRC
Hangzhou Aishang Danke Technology Co., Ltd.* 杭州爱上蛋壳科技有限公司	PRC
Hangzhou Aishangzu Property Management Co., Ltd.* 杭州爱上租物业管理有限公司	PRC
Aishangzu (Suzhou) Property Service Co., Ltd.* 爱上租（苏州）物业服务有限公司	PRC
Aishangzu (Shanghai) Technology Co., Ltd.* 爱上租（上海）科技有限公司	PRC
Aishangzu Internet Technology Nanjing Co., Ltd.* 爱上租网络科技南京有限公司	PRC
Hangzhou Jianxin Aishangzu Dwelling Service Co., Ltd.* 杭州建信爱上租住房服务有限公司	PRC
Hangzhou Aishangzu Restaurant Management C., Ltd.* 杭州爱上租餐饮管理有限公司	PRC
Aishangzu (Shanghai) Property Management Co., Ltd.* 爱上租（上海）物业管理有限公司	PRC
Danke (Hangzhou) Asset Management Co., Ltd.* 蛋壳（杭州）资产管理有限公司	PRC

Consolidated Variable Interest Entities (“VIEs”)	Jurisdiction of Incorporation
Zi Wutong (Beijing) Asset Management Co., Ltd.* 紫梧桐（北京）资产管理有限公司	PRC
Yishui (Shanghai) Information Technology Co., Ltd.* 一水（上海）信息科技有限公司	PRC

Subsidiaries of the Consolidated VIEs	Jurisdiction of Incorporation
Zi Wutong (Shanghai) Apartment Management Co., Ltd.* 紫梧桐（上海）公寓管理有限公司	PRC
Shenzhen Danke Apartment Management Co., Ltd.* 深圳市蛋壳公寓管理有限公司	PRC

*   The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.